EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tyme Technologies, Inc. (the “Company”) for the fiscal quarter ended September 30, 2016, to which this Certification is being filed as an exhibit thereto (the “Report”), I, Robert Dickey IV, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

(b)

The information contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 9, 2016

/s/ Robert Dickey IV
Robert Dickey IV
Chief Financial Officer
(Principal Financial Officer)